EXHIBIT 99.1
Yext Announces Fourth Quarter Fiscal 2025 Results
–Q4 Revenue of $113.1 million, up 12% year-over-year, driven by the integration of Hearsay Systems
–FY25 Revenue of $421.0 million, up 4% year-over-year
–Q4 Net Loss Per Share, basic, of $0.06 or non-GAAP Earnings Per Share of $0.13
–Q4 Adjusted EBITDA of $24.6 million, resulting in an adjusted EBITDA margin of 22%
–ARR, including usage, of $442.7 million
–Introduced FY26 outlook of adjusted EBITDA in the range of $100.0 million to $103.0 million
–Share repurchase authorization increased by $50.0 million

NEW YORK -- (BUSINESS WIRE) — March 5, 2025 — Yext, Inc. (NYSE: YEXT), the leading digital presence platform for multi-location brands, today announced its results for the three months ended January 31, 2025, or Yext's fourth quarter and fiscal year ended January 31, 2025.
For more detailed information on Yext's operating and financial results for the fourth quarter fiscal 2025, fiscal year ended January 31, 2025, as well as Yext's outlook for its first quarter ending April 30, 2025 and fiscal year 2026, please refer to the Letter to Shareholders, which can be found on the Yext Investor Relations website at https://investors.yext.com.
“Our results for the quarter highlight the significant strides we've made in expanding the Yext platform while delivering double-digit revenue growth and record Adjusted EBITDA,” said Mike Walrath, Yext Chairman and CEO. “We're excited about the opportunities ahead and well positioned to meet the complexities resulting from the evolving search landscape and the rise of AI. Our efforts are focused on empowering organizations to adapt and thrive during this period of digital transformation, and our strategic investments set us on a path for long-term growth and success.”

Readers are encouraged to review the tables labeled "Reconciliation of GAAP to Non-GAAP Financial Measures" at the end of this release.

Conference Call Information
Yext will host a conference call today at 5:00 P.M. Eastern Time (2:00 P.M. Pacific Time) to discuss its financial results with the investment community. A live webcast of the call will be available on the Yext Investor Relations website at http://investors.yext.com. To participate in the live call by phone, the dial-in is available domestically at (877) 883-0383 and internationally at (412) 902-6506, passcode 5838899.

A replay will be available domestically at (877) 344-7529 or internationally at (412) 317-0088, passcode 4890823, until midnight (ET) March 12, 2025.

About Yext
Yext (NYSE: YEXT) is the leading digital presence platform for multi-location brands, with thousands of customers worldwide. With one central platform, brands can seamlessly deliver consistent, accurate, and engaging experiences and meaningfully connect with customers anywhere in the digital world. Yext’s AI and machine learning technology powers the knowledge behind every customer engagement, automates workflows at scale, and delivers actionable cross-channel insights that enable data-driven decisions. From SEO and websites to social media and reputation management, Yext enables brands to turn their digital presence into a differentiator.

Statement Regarding Forward-Looking Information
This release and the related shareholder letter and conference call include forward-looking statements including, but not limited to, statements regarding our revenue, non-GAAP net income (loss), shares outstanding and Adjusted EBITDA for our first quarter and full year fiscal 2026 and general expectations beyond that fiscal year;

EXHIBIT 99.1
statements regarding the expected effects of our acquisition and integration of Hearsay Social, Inc. ("Hearsay") and KabanaSoft, LLC d//b/a Places Scout ("Places Scout"); and statements regarding our expectations regarding the growth of our company, our market opportunity, product roadmap, cost saving and efficiency actions, and our industry, including search fragmentation trends and the impact of Yext Scout. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "intend," "potential," "might," "would," "continue," or the negative of these terms or other comparable terminology. Actual events or results may differ from those expressed in these forward-looking statements, and these differences may be material and adverse.
We have based the forward-looking statements contained in this release and discussed on the call primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, strategy, short- and long-term business operations, prospects, business strategy and financial needs. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, our ability to renew and expand subscriptions with existing customers, especially enterprise customers, and attract new customers generally; our ability to successfully expand and compete in new geographies and industry verticals; our ability to integrate Hearsay's and Places Scout's businesses with ours; our ability to retain personnel necessary for the success of our acquisition and integration of Hearsay and Places Scout; the quality of our sales pipeline and our ability to convert leads; our ability to expand and scale our sales force; our ability to expand our service and application provider network; our ability to develop or acquire new product and platform offerings to expand our market opportunity; our ability to release new products and updates that are adopted by our customers; weakened or changing global economic conditions, downturns, or uncertainty, including higher inflation, higher interest rates, and fluctuations or volatility in capital markets or foreign currency exchange rates; and the accuracy of the assumptions and estimates underlying our financial projections. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this release. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements as well as other cautionary statements that are made from time to time in our SEC filings and public communications, including, without limitation, in the sections titled, “Special Note Regarding Forward Looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are available at http://investors.yext.com and on the SEC's website at https://www.sec.gov.
The forward-looking statements made in this release relate only to events as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements after the date hereof or to conform such statements to actual results or revised expectations, except as required by law.
Non-GAAP Measurements
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), this release and the accompanying tables include non-GAAP net income (loss), non-GAAP net income (loss) per share, and non-GAAP net income (loss) as a percentage of revenue, which are referred to as non-GAAP financial measures.
These non-GAAP financial measures are not calculated in accordance with GAAP as they have been adjusted to exclude the effects of stock-based compensation expenses, acquisition-related costs, and amortization of acquired intangibles. Acquisition-related costs include transaction and related costs, subsequent fair value movements in contingent consideration, and compensation arrangements. Non-GAAP net income (loss) as a percentage of revenue is calculated by dividing the applicable non-GAAP financial measure by revenue. Non-GAAP net income (loss) per share is defined as non-GAAP net income (loss) on a per share basis. We define non-GAAP net income (loss) per share, basic, as non-GAAP net income (loss) divided by weighted average shares outstanding and non-GAAP net income (loss) per share, diluted, as non-GAAP net income (loss) divided by weighted average diluted

EXHIBIT 99.1
shares outstanding, which includes the potentially dilutive effect of the company’s employee equity incentive awards.
In addition, beginning in fiscal 2025, we are utilizing a projected tax rate of 25% in our computation of the non-GAAP income tax provision. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
We believe these non-GAAP financial measures provide investors and other users of our financial information consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our results of operations. With respect to non-GAAP net income (loss) as a percentage of revenue, we believe this non-GAAP financial measure is useful in evaluating our profitability relative to the amount of revenue generated, excluding the impact of stock-based compensation expense, acquisition-related costs, and amortization of acquired intangibles. We also believe non-GAAP financial measures are useful in evaluating our operating performance compared to that of other companies in our industry, as these metrics eliminate the effects of stock-based compensation and certain acquisition-related costs, which may vary for reasons unrelated to overall operating performance.
We also discuss Adjusted EBITDA and Adjusted EBITDA margin, non-GAAP financial measures that we believe offer a useful view of overall operations used to assess the performance of core business operations and for planning purposes. We define Adjusted EBITDA as GAAP net income (loss) before (1) interest income (expense), net, (2) benefit from (provision for) income taxes, (3) depreciation and amortization, (4) other income (expense), net, (5) stock-based compensation expense, and (6) acquisition-related costs. The most directly comparable GAAP financial measure to Adjusted EBITDA is GAAP net income (loss). Users should consider the limitations of using Adjusted EBITDA, including the fact that this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternate to GAAP net income (loss) as a measure of operating performance. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue.
Beginning with the three months ended July 31, 2024, we revised our definitions of Non-GAAP net income (loss) and Adjusted EBITDA to adjust for the effects of certain acquisition-related costs prompted by our recent acquisition of Hearsay. We believe these changes provide investors with a view of continuing core operations without the effects of unusual activity specific to acquisition-related accounting. These adjustments do not omit or adjust for the inclusion of ongoing operations of acquisitions.
We have recast our results on the same basis for the prior comparative periods presented, although the effects in those periods remain unchanged, as no such acquisition-related activity had occurred.
We use these non-GAAP financial measures in conjunction with traditional GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, and to evaluate the effectiveness of our business strategies. Our definition may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, nor superior to or in isolation from, measures prepared in accordance with GAAP.
These non-GAAP financial measures may be limited in their usefulness because they do not present the full economic effect of our use of stock-based compensation and certain acquisition-related costs. We compensate for these limitations by providing investors and other users of our financial information a reconciliation of the non-GAAP financial measure to the most closely related GAAP financial measures. However, we have not reconciled the non-GAAP guidance measures to their corresponding GAAP measures because certain reconciling items such as stock-based compensation, certain acquisition-related costs, and the corresponding provision for income taxes depend on factors such as the stock price at the time of award of future grants, and certain purchase accounting adjustments including subsequent measurements, among others, and thus cannot be reasonably predicted. Accordingly, reconciliations to the non-GAAP guidance measures is not available without unreasonable effort. We

EXHIBIT 99.1
encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view non-GAAP net income (loss) and non-GAAP net income (loss) per share in conjunction with GAAP net income (loss) and net income (loss) per share.
We have not reconciled our forward-looking Adjusted EBITDA to its most directly comparable GAAP financial measure of net income (loss). Information on which this reconciliation would be based on is not available without unreasonable efforts due to the uncertainty and inherent difficulty of predicting within a reasonable range, the timing, occurrence and financial impact of when such items may be recognized. In particular, Adjusted EBITDA excludes certain items including interest income (expense), net, provision for income taxes, depreciation and amortization, other income (expense), net, stock-based compensation expense, and acquisition-related costs.

Operating Metrics
This release also includes certain operating metrics that we believe are useful in providing additional information in assessing the overall performance of our business.
Annual recurring revenue, or ARR, for Direct customers is defined as the annualized recurring amount of all contracts in our enterprise, mid-size and small business customer base as of the last day of the reporting period. The recurring amount of a contract is determined based upon the terms of a contract and is calculated by dividing the amount of a contract by the term of the contract and then annualizing such amount. The calculation assumes no subsequent changes to the existing subscription. Contracts include portions of professional services contracts that are recurring in nature.
ARR for Third-party Reseller customers is defined as the annualized recurring amount of all contracts with Third-party Reseller customers as of the last day of the reporting period. The recurring amount of a contract is determined based upon the terms of a contract and is calculated by dividing the amount of a contract by the term of the contract and then annualizing such amount. The calculation assumes no subsequent changes to the existing subscription. The calculation includes the annualized contractual minimum commitment and amounts related to usage above the contractual minimum commitment. Contracts include portions of professional services contracts that are recurring in nature.
Total ARR is defined as the annualized recurring amount of all contracts executed as of the last day of the reporting period. The recurring amount of a contract is determined based upon the terms of a contract and is calculated by dividing the amount of a contract by the term of the contract and then annualizing such amount. The calculation assumes no subsequent changes to the existing subscription, and where relevant, includes the annualized contractual minimum commitment and amounts related to usage above the contractual minimum commitment. Contracts include portions of professional services contracts that are recurring in nature.
We calculate usage by annualizing monthly amounts in excess of contractual minimum commitments in the current month.
Beginning in the fourth quarter of fiscal year 2025, we refined our ARR methodology to include usage to align with management’s internal assessment of customers. Prior to that quarter, we had excluded what we previously referred to as overage. While this change may introduce additional volatility, we believe it provides a more comprehensive view of ARR that better aligns with the way we evaluate and manage our business.
ARR is independent of historical revenue, unearned revenue, remaining performance obligations or any other GAAP financial measure over any period. It should be considered in addition to, not as a substitute for, nor superior to or in isolation from, these measures and other measures prepared in accordance with GAAP. We believe ARR-based metrics provides insight into the performance of our recurring revenue business model while mitigating fluctuations in billing and contract terms.
In addition, we present ARR on a constant currency basis. Constant currency as it relates to ARR provides a framework for assessing Yext's performance which excludes the effect of foreign currency rate fluctuations. Contracts included in the determination of ARR in the current period are converted into USD at the exchange rates in effect at the end of the comparative period, as opposed to the exchange rates in effect at the end of the current period.

EXHIBIT 99.1
Dollar-based net retention rate is a metric we use to assess our ability to retain our customers and expand the ARR they generate for us. We calculate dollar-based net retention rate by first determining the ARR generated 12 months prior to the end of the current period for a cohort of customers who had active contracts at that time. We then calculate ARR from the same cohort of customers at the end of the current period, which includes customer expansion, contraction and churn. The current period ARR is then divided by the prior period ARR to arrive at our dollar-based net retention rate. Any ARR obtained through merger and acquisition transactions does not affect the dollar-based net retention rate until one year from the date on which the transaction closed. The cohorts of customers that we present dollar-based net retention rate for include direct, third-party reseller, and total customers. Direct customers include enterprise, mid-size and small business customers.
Beginning in the fourth quarter of fiscal year 2025, we refined our ARR calculation methodology to include usage. This update resulted in a corresponding change in our dollar-based net retention rate which is based on ARR. While this change may introduce additional variability due to changes in customer usage, it provides a more comprehensive view of our dollar-based net retention rate.

For Further Information Contact:
Investor Relations:
IR@yext.com

Public Relations:
PR@yext.com

EXHIBIT 99.1
YEXT, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	January 31, 2025	January 31, 2024
Assets
Current assets:
Cash and cash equivalents	$123,133	$210,184
Restricted cash, current	9,671	—
Accounts receivable, net of allowances of $2,014 and $1,013, respectively	112,942	108,198
Prepaid expenses and other current assets	18,094	14,849
Costs to obtain revenue contracts, current	21,961	26,680
Total current assets	285,801	359,911
Property and equipment, net	39,689	48,542
Operating lease right-of-use assets	67,452	75,989
Restricted cash, non-current	5,850	—
Costs to obtain revenue contracts, non-current	11,145	16,710
Goodwill	96,783	4,478
Intangible assets, net	94,247	168
Other long term assets	9,111	3,012
Total assets	$610,078	$508,810
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$70,022	$38,766
Unearned revenue, current	229,144	212,210
Operating lease liabilities, current	18,604	16,798
Contingent consideration, current	26,944	—
Total current liabilities	344,714	267,774
Operating lease liabilities, non-current	76,809	89,562
Contingent consideration, non-current	18,056	—
Other long term liabilities	17,306	4,300
Total liabilities	456,885	361,636
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value per share; 50,000,000 shares authorized at January 31, 2025 and January 31, 2024; zero shares issued and outstanding at January 31, 2025 and January 31, 2024	—	—
Common stock, $0.001 par value per share; 500,000,000 shares authorized at January 31, 2025 and January 31, 2024; 153,017,243 and 148,197,347 shares issued at January 31, 2025 and January 31, 2024, respectively; 126,999,461 and 124,867,093 shares outstanding at January 31, 2025 and January 31, 2024, respectively	153	148
Additional paid-in capital	996,477	942,622
Accumulated other comprehensive loss	(5,969)	(4,183)
Accumulated deficit	(707,120)	(679,172)
Treasury stock, at cost	(130,348)	(112,241)
Total stockholders’ equity	153,193	147,174
Total liabilities and stockholders’ equity	$610,078	$508,810

EXHIBIT 99.1
YEXT, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share data)
(Unaudited)

	Three months ended January 31,		Fiscal year ended January 31,
	2025	2024	2025	2024
Revenue	$113,091	$101,107	$420,957	$404,322
Cost of revenue	26,278	21,659	96,364	87,468
Gross profit	86,813	79,448	324,593	316,854
Operating expenses:
Sales and marketing	45,901	41,888	174,779	178,830
Research and development	20,492	18,106	77,201	72,040
General and administrative	29,508	18,411	105,061	72,185
Total operating expenses	95,901	78,405	357,041	323,055
(Loss) income from operations	(9,088)	1,043	(32,448)	(6,201)
Interest income	524	1,798	6,102	7,094
Interest expense	(229)	(136)	(967)	(470)
Other expense, net	(348)	(74)	(745)	(761)
(Loss) income from operations before income taxes	(9,141)	2,631	(28,058)	(338)
Benefit from (provision for) income taxes	1,866	(944)	110	(2,292)
Net (loss) income	$(7,275)	$1,687	$(27,948)	$(2,630)

Net (loss) income per share attributable to common stockholders, basic	$(0.06)	$0.01	$(0.22)	$(0.02)
Net (loss) income per share attributable to common stockholders, diluted	$(0.06)	$0.01	$(0.22)	$(0.02)
Weighted-average number of shares used in computing net (loss) income per share attributable to common stockholders, basic	127,394,090	124,337,640	126,850,809	124,056,949
Weighted-average number of shares used in computing net (loss) income per share attributable to common stockholders, diluted	127,394,090	125,552,028	126,850,809	124,056,949

Other comprehensive (loss) income:
Foreign currency translation adjustment	$(1,468)	$154	$(1,792)	$(568)
Unrealized gain on marketable securities, net	—	(2)	6	2
Total comprehensive (loss) income	$(8,743)	$1,839	$(29,734)	$(3,196)

EXHIBIT 99.1
YEXT, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Fiscal year ended January 31,
	2025	2024
Operating activities:
Net loss	$(27,948)	$(2,630)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	18,531	15,805
Bad debt expense	1,665	888
Stock-based compensation expense	51,780	44,961
Amortization of operating lease right-of-use assets	8,729	8,804
Adjustments to contingent consideration	5,500	—
Other, net	(2,597)	540
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in a business acquisition:
Accounts receivable	(1,122)	518
Prepaid expenses and other current assets	(397)	755
Costs to obtain revenue contracts	10,048	8,818
Other long term assets	351	896
Accounts payable, accrued expenses and other current liabilities	17,037	(10,176)
Unearned revenue	(20,464)	(11,252)
Operating lease liabilities	(11,095)	(11,687)
Other long term liabilities	193	(83)
Net cash provided by operating activities	50,211	46,157
Investing activities:
Capital expenditures	(2,085)	(2,728)
Cash paid in acquisition, net of cash acquired	(89,407)	—
Net cash used in investing activities	(91,492)	(2,728)
Financing activities:
Proceeds from exercise of stock options	1,290	9,405
Repurchase of common stock	(17,907)	(23,086)
Payments for taxes related to net share settlement of stock-based compensation awards	(10,826)	(13,015)
Payments of deferred financing costs	(853)	(452)
Deferred acquisition payments	(3,542)	—
Proceeds, net from employee stock purchase plan withholdings	3,297	3,894
Net cash used in financing activities	(28,541)	(23,254)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,708)	(205)
Net (decrease) increase in cash, cash equivalents and restricted cash	(71,530)	19,970
Cash, cash equivalents and restricted cash at beginning of period	210,184	190,214
Cash, cash equivalents and restricted cash at end of period	$138,654	$210,184
Supplemental reconciliation of cash, cash equivalents and restricted cash reported within the condensed consolidated balance sheets:

	Fiscal year ended January 31,
(in thousands)	2025	2024
Cash and cash equivalents	$123,133	$210,184
Restricted cash, current and non-current	15,521	—
Total cash, cash equivalents and restricted cash	$138,654	$210,184

EXHIBIT 99.1
YEXT, INC.
Reconciliations of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three months ended January 31,		Fiscal year ended January 31,
	2025	2024	2025	2024
GAAP net (loss) income to Adjusted EBITDA:
GAAP net (loss) income	$(7,275)	$1,687	$(27,948)	$(2,630)
Interest (income) expense, net	(295)	(1,662)	(5,135)	(6,624)
(Benefit from) provision for income taxes	(1,866)	944	(110)	2,292
Depreciation and amortization	6,431	3,180	18,531	15,805
Other expense (income), net	348	74	745	761
Stock-based compensation expense	14,689	10,626	51,780	44,961
Acquisition-related costs	12,526	—	29,176	—
Adjusted EBITDA	$24,558	$14,849	$67,039	$54,565

GAAP net (loss) income as a percentage of revenue	(6.4)%	1.7%	(6.6)%	(0.7)%
Adjusted EBITDA margin	21.7%	14.7%	15.9%	13.5%

Note: Numbers rounded for presentation purposes and may not sum.

EXHIBIT 99.1
YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except share and per share data)
(Unaudited)

	Three months ended January 31,
	2025	2024
GAAP net (loss) income	$(7,275)	$1,687
Plus: Stock-based compensation expense	14,689	10,626
Plus: Acquisition-related costs	12,526	—
Plus: Amortization of acquired intangibles	3,633	—
Less: Tax adjustment(1)	(7,293)	—
Non-GAAP net income	$16,280	$12,313
GAAP net (loss) income as a percentage of revenue	(6.4)%	1.7%
Non-GAAP net income as a percentage of revenue	14.4%	12.2%

GAAP net (loss) income per share attributable to common stockholders, basic	$(0.06)	$0.01
Non-GAAP net income per share attributable to common stockholders, basic	$0.13	$0.10

GAAP net (loss) income per share attributable to common stockholders, diluted	$(0.06)	$0.01
Non-GAAP net income per share attributable to common stockholders, diluted	$0.12	$0.10

Weighted-average number of shares used in computing GAAP net (loss) income per share attributable to common stockholders
Basic	127,394,090	124,337,640
Diluted	127,394,090	125,552,028
Weighted-average number of shares used in computing non-GAAP net income per share attributable to common stockholders
Basic	127,394,090	124,337,640
Diluted	131,545,724	125,552,028

(1) Beginning in fiscal 2025, we are utilizing a projected tax rate of 25% in our computation of the non-GAAP income tax provision. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

Note: Numbers rounded for presentation purposes and may not sum.

EXHIBIT 99.1
YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except share and per share data)
(Unaudited)

	Fiscal year ended January 31,
	2025	2024
GAAP net loss	$(27,948)	$(2,630)
Plus: Stock-based compensation expense	51,780	44,961
Plus: Acquisition-related costs	29,176	—
Plus: Amortization of acquired intangibles	7,097	—
Less: Tax adjustment(1)	(15,109)	—
Non-GAAP net income	$44,996	$42,331
GAAP net loss as a percentage of revenue	(6.6)%	(0.7)%
Non-GAAP net income as a percentage of revenue	10.7%	10.5%

GAAP net loss per share attributable to common stockholders, basic	$(0.22)	$(0.02)
Non-GAAP net income per share attributable to common stockholders, basic	$0.35	$0.34

GAAP net loss per share attributable to common stockholders, diluted	$(0.22)	$(0.02)
Non-GAAP net income per share attributable to common stockholders, diluted	$0.35	$0.33

Weighted-average number of shares used in computing GAAP net loss per share attributable to common stockholders
Basic	126,850,809	124,056,949
Diluted	126,850,809	124,056,949
Weighted-average number of shares used in computing non-GAAP net income per share attributable to common stockholders
Basic	126,850,809	124,056,949
Diluted	128,969,376	127,247,766

(1) Beginning in fiscal 2025, we are utilizing a projected tax rate of 25% in our computation of the non-GAAP income tax provision. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

Note: Numbers rounded for presentation purposes and may not sum.

EXHIBIT 99.1
YEXT, INC.
Supplemental Information
(In thousands)
(Unaudited)
The following tables provides our ARR for the periods presented, including usage:

	January 31,		Variance
	2025	2024	Dollars	Percent
Annual Recurring Revenue
Direct Customers	$368,201	$315,594	$52,607	17%
Third-Party Reseller Customers	74,461	76,588	(2,127)	(3)%
Total Annual Recurring Revenue	$442,662	$392,182	$50,480	13%

	Jan. 31, 2025	Oct. 31, 2024	Jul. 31, 2024	Apr. 30, 2024	Jan. 31, 2024
Annual Recurring Revenue Trend
Direct Customers	$368,201	$374,502	$313,392	$312,060	$315,594
Third-Party Reseller Customers	74,461	74,147	73,904	75,218	76,588
Total Annual Recurring Revenue	$442,662	$448,649	$387,296	$387,278	$392,182

The following tables provides our ARR for the periods presented based on our historical methodology, which excludes usage:

	January 31,		Variance
	2025	2024	Dollars	Percent
Annual Recurring Revenue
Direct Customers	$368,201	$315,594	$52,607	17%
Third-Party Reseller Customers	67,459	71,784	(4,325)	(6)%
Total Annual Recurring Revenue	$435,660	$387,378	$48,282	12%

	Jan. 31, 2025	Oct. 31, 2024	Jul. 31, 2024	Apr. 30, 2024	Jan. 31, 2024
Annual Recurring Revenue Trend
Direct Customers	$368,201	$374,502	$313,392	$312,060	$315,594
Third-Party Reseller Customers	67,459	67,293	68,361	70,528	71,784
Total Annual Recurring Revenue	$435,660	$441,795	$381,753	$382,588	$387,378

Note: Numbers rounded for presentation purposes and may not sum.

EXHIBIT 99.1
YEXT, INC.
Supplemental Information
(Unaudited)

The following table provides our dollar-based net retention rate for the periods presented, including usage:

	Jan. 31, 2025	Oct. 31, 2024	Jul. 31, 2024	Apr. 30, 2024	Jan. 31, 2024
Dollar-Based Net Retention Rate
Direct Customers	92%	91%	91%	91%	91%
Third-Party Reseller Customers	95%	94%	93%	92%	93%
Total Customers	93%	92%	91%	91%	92%

The following table provides our dollar-based net retention rate for the periods presented based on our historical methodology, which excludes usage:

	Jan. 31, 2025	Oct. 31, 2024	Jul. 31, 2024	Apr. 30, 2024	Jan. 31, 2024
Dollar-Based Net Retention Rate
Direct Customers	92%	91%	91%	91%	91%
Third-Party Reseller Customers	92%	93%	94%	94%	95%
Total Customers	92%	91%	91%	91%	92%

Note: Numbers rounded for presentation purposes and may not sum.